UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

INCEPTION GROWTH ACQUISITION LIMITED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

INCEPTION GROWTH ACQUISITION LIMITED
875 Washington Street
New York, NY

SUPPLEMENT TO

PROXY STATEMENT DATED AUGUST 17, 2023

FOR THE SPECIAL MEETING

OF

INCEPTION GROWTH ACQUISITION LIMITED

Dear Stockholders of Inception Growth Acquisition Limited:

You have previously received the definitive proxy materials dated August 17, 2023 (the “Proxy Statement”) in connection with the special meeting of Inception Growth Acquisition Limited, a Delaware corporation (the “Company”, “we”, “us” or “our”), to be held on September 8, 2023 at 10:00 A.M., local time, at the offices of Loeb & Loeb LLP, 2206-19 Jardine House, 1 Connaught Place Central, Hong Kong SAR.

The purpose of this document is to supplement the Proxy Statement with certain new and/or revised information as follows. These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety. To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, the information set forth herein shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement. The Company makes the following supplemental disclosures.

Excise Tax under the Inflation Reduction Act of 2022

Notwithstanding any statements to the contrary in the Proxy Statement, the Company will not use, now or in the future, any funds in the Trust Account, including any interest earned thereon, to pay for any excise tax imposed under the Inflation Reduction Act of 2022 in connection to any redemption event.